Exhibit 10.1

ENSCO PLC

Purchase Agreement

New York, New York

December 6, 2016

To the Representatives named in
Schedule I hereto of the several
Initial Purchasers named in
Schedule II hereto

Ladies and Gentlemen:

Ensco Jersey Finance Limited, a company incorporated under the laws of Jersey (the “Issuer”) and a wholly owned subsidiary of Ensco plc, a public limited company organized under the laws of England and Wales (the “Company”), proposes to issue and sell to the several parties named in Schedule II hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $750,000,000 aggregate principal amount of its 3.00% Exchangeable Senior Notes due 2024 (the “Firm Notes”), as set forth in Schedule I hereto.  The Issuer also proposes to grant to the Initial Purchasers an option to purchase up to an additional $112,500,000 aggregate principal amount of its 3.00% Exchangeable Senior Notes due 2024 (the “Option Notes” and, together with the Firm Notes, the “Notes”), as set forth in Schedule I hereto.  The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee”) by the Company.  The Firm Notes and the Guarantees thereof are herein collectively referred to as the “Firm Securities,” the Option Notes and the Guarantees thereof are herein collectively referred to as the “Option Securities,” and the Notes and the Guarantee thereof are herein collectively referred to as the “Securities.”  To the extent there are no additional Initial Purchasers listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 22 hereof.

The Securities are exchangeable at the option of the holders thereof as provided in the Indenture (the “Indenture”), to be dated the Closing Date, between the Issuer, the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), pursuant to which the Securities are to be issued.  Upon exchange of $1,000 principal amount of Notes, the Issuer will deliver one exchangeable redeemable preference share of the Issuer with a par value of $0.0000001 and a paid-up value of $1,000 (an “Exchangeable Preference Share”) to be issued in accordance with the Memorandum and Articles of Association of the Issuer in effect as of the Closing Date (the “Issuer Articles”), which Exchangeable Preference Shares will be guaranteed by the Company pursuant to a Deed Poll by the Company in favor of the Issuer and the holders of Exchangeable Preference Shares to be dated the Closing Date (the “Deed Poll”).  Upon issuance, each Exchangeable Preference Share will be immediately transferred, without any action on the part of the exchanging holder, to the Company in consideration for the Company’s payment or delivery, as the case may be, to the holder thereof of (i) cash, (ii) Class A ordinary shares, par value $0.10 per share (the “Ordinary Shares”), of the Company or (iii) a combination thereof, at the Company’s election.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated December 6, 2016 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated December 6, 2016 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”).  Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities.  The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.  Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

References herein to the “Transaction Documents” shall mean this Agreement, the Indenture, the Securities and the Deed Poll.

1.                                      Representations and Warranties.  Each of the Issuer and the Company, jointly and severally, hereby represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a)                                 The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, at the Execution Time, on the Closing Date and on any Settlement Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Settlement Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Company make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer or the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 23 hereof.

(b)                                 As of the Execution Time, (i) the Disclosure Package, (ii) any Additional Written Information and each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any other General Solicitation by the Issuer or the Company, their respective Affiliates, or any person acting on its or their behalf, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 23 hereof.

(c)                                  None of the Issuer, the Company, their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers as to whom no representation is made) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(d)                                 None of the Issuer, the Company, their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers as to whom no representation is made) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) (each, a “General Solicitation”) in connection with any offer or sale of the Securities, other than any General Solicitation in respect of which the Representatives have given their prior written consent; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the General Solicitation included in Schedule V hereto.

(e)                                  The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f)                                   No registration under the Act of the Securities, and no qualification of the Indenture under the Trust Indenture Act, is required for the offer, sale and delivery of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g)                                  The Issuer and the Company have not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuer or the Company (except as contemplated in this Agreement).

(h)                                 The Company is a public limited company duly incorporated and validly existing under the laws of England and Wales.  Each of the Subsidiaries has been duly formed or incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized.  Each of the Company and its Subsidiaries has full corporate or limited liability power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final

Memorandum, and, to the extent that such concepts exist in the relevant jurisdiction, is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in any case (other than the valid existence of the Company), to the extent as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.  All of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and conform to the description of such shares contained in the Disclosure Package and the Final Memorandum (save for any reference to the Company having any authorized share capital).  All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as would not result in a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

(i)                                     The statements in the Preliminary Memorandum and the Final Memorandum under the heading “Description of Notes,” “Description of Class A Ordinary Shares,” “Material U.S. Federal Income Tax Considerations,” “Material U.K. Tax Consequences For Non-U.K. Investors” and “Jersey Tax Considerations,” insofar as such statements summarize legal matters discussed therein, subject to the limitations, conditions and assumptions therein, are accurate and fair summaries of such legal matters.

(j)                                    This Agreement has been duly authorized, executed and delivered by the Issuer and the Company.

(k)                                 Each of the Issuer and the Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Transaction Documents to which it is a party (assuming that, in the case of performance, the Company has shareholder authority for any issuance of Ordinary Shares upon transfer to it of Exchangeable Preference Shares at the time of such issuance).

(l)                                     The Indenture has been duly authorized by each of the Issuer and the Company and, when duly executed and delivered by the Issuer, the Company and the Trustee, will constitute a valid and binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

(m)                             The Notes have been duly authorized by the Issuer and, at the Closing Date (or, with respect to any Option Notes, at the applicable Settlement Date), will have been duly executed by the Issuer and, when authenticated and issued in the manner provided for in the Indenture and delivered to the Initial Purchasers against payment thereof as provided in this Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(n)                                 The authorized share capital of the Issuer includes 10,000,000,000,000 Exchangeable Preference Shares which pursuant to the Issuer Articles may only be issued upon exchange of the Securities pursuant to the terms of the Indenture and, when issued by the Issuer upon exchange thereof as provided in the Indenture and the Issuer Articles, will be validly issued and fully paid, and the issuance of such Exchangeable Preference Shares will not be subject to any preemptive or similar rights.  As of the Closing Date, the shareholders of the Company have, to the extent such authorization is required, authorized the Company to issue and allot Ordinary Shares up to a nominal value of $7,853,386 (or 78,533,860 Ordinary Shares) and Ordinary Shares with a nominal value of $199,602.10 (or 1,996,021 Ordinary Shares) have already been allotted and issued or have been the subject of awards pursuant to such authorization as at the date of this Agreement.  When issued by the Company and delivered to holders of the Securities upon delivery of Exchangeable Preference Shares as provided in the Indenture, the Ordinary Shares issued upon exchange of the Exchangeable Preference Shares, if any, will conform to the description of the Ordinary Shares in the Disclosure Package and the Final Memorandum, and the issuance of such Ordinary Shares will not be subject to any preemptive or similar rights.

(o)                                 The Guarantee of the Notes has been duly authorized by the Company; and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantee of the Notes will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(p)                                 The Deed Poll has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding deed poll of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(q)                                 The Issuer Articles have been duly authorized by the Issuer, and, at the Closing Date (or, with respect to any Option Securities, at the applicable Settlement Date), will have been duly adopted by the Issuer.

(r)                                    Each of the Issuer and the Company is not and, after giving effect to the offering and sale of the Securities and the receipt and application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s)                                   No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the offer, issuance and sale of the Securities, or the performance by the Company or the Issuer of their respective obligations under the Transaction Documents, except such as may have already been obtained and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Disclosure Package and the Final Memorandum.

(t)                                    None of the offer, issuance and sale of the Securities, or the performance by the Company or the Issuer of their respective obligations under the Transaction Documents nor the fulfillment by the Company or the Issuer of the terms of the Transaction Documents will (assuming that, in the case of performance, the Company has shareholder authority for any issuance of Ordinary Shares upon transfer to it of Exchangeable Preference Shares at the time of such issuance) conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company, any of its Subsidiaries or the Issuer, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, any of its Subsidiaries or the Issuer is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of its Subsidiaries or the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Subsidiaries or the Issuer or any of its or their properties, except, in the case of clause (ii) or (iii), as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(u)                                 The consolidated historical financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the entities to which they relate on the basis stated therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth or incorporated by reference in the Disclosure Package and the Final Memorandum are or will be, as applicable, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, on the basis stated in the Disclosure Package and the Final Memorandum.  The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Preliminary Memorandum and the Final Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)                                 Except as disclosed in the Disclosure Package and the Final Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of the Transaction Documents by the Company or the Issuer or the consummation by the Company or the Issuer of any of the transactions contemplated thereby (including, without limitation, the offer, issuance and sale of the Securities) or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(w)                               Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary in all material respects to the conduct of its operations as presently conducted.

(x)                                 None of the Company, any of its Subsidiaries or the Issuer is in violation or default of (i) any provision of its charter or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Issuer or such Subsidiary or any of its properties, as applicable, except (with respect to each of clauses (ii) and (iii)) (x) to the extent as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (y) as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(y)                                 KPMG LLP, who have delivered their reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to each of the entities to which such financial statements relate, within the meaning of the Act and the applicable published rules and regulations thereunder.

(z)                                  Except as disclosed in the Disclosure Package and the Final Memorandum, there are no stamp duty, stamp duty reserve tax, documentary, issuance, registration, transfer, or other similar taxes, duties, fees or charges (including interest and penalties) (“Transfer Taxes”) under the laws of the United Kingdom, Jersey Federal law or the laws of any state, or any political subdivision thereof, or any taxing authority thereof or therein, payable by or on behalf of the Initial Purchasers, the Company or any Subsidiary in connection with (i) the execution and delivery of the Transaction Documents, (ii) the issuance and sale by the Issuer and the Company of the Securities, as applicable, in the manner set out herein to the Initial Purchasers through the facilities of The Depository Trust Company (“DTC”), (iii) the resale and delivery of the Securities by the Initial Purchasers in the manner contemplated herein to the members of the public, provided that the Securities sold and delivered to such persons are transferred by book entry through the facilities of DTC, or (iv) the issuance by the Issuer of Exchangeable Preference Shares upon exchange of the Securities, the transfer to the Company of Exchangeable Preference Shares or the issuance by the Company of Ordinary Shares upon transfer to it of Exchangeable Preference Shares (including the delivery of Ordinary Shares to or for the benefit of investors pursuant thereto).

(aa)                          The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(bb)                          No significant Subsidiary (within the meaning of Regulation S-X under the Exchange Act) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(cc)                            No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and to the knowledge of the Company, there is no existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, in each case, that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(dd)                          The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(ee)                            The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(ff)                              The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Preliminary Memorandum and the Final Memorandum fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and its Subsidiaries’ internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(gg)                            The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(hh)                          Each of the Issuer and the Company has not taken, directly or indirectly, any action designed to or which has constituted or which would have been reasonably expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)                                  The Company and its Subsidiaries are (i) in compliance with any and all applicable international, foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment including those relating to Materials of Environmental Concern (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or actual or potential liability could not, individually or in the aggregate, reasonably be expected to have a material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).  Except as disclosed in the Disclosure Package and the Final Memorandum, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or the Oil Pollution Act of 1990.  “Materials of Environmental Concern” means any substance, material, pollutant or contaminant, chemical, waste, compound, or constituent, in any form, including, without limitation, petroleum products, natural gas and natural gas liquids, regulated under any Environmental Law.

(jj)                                Except as disclosed in the Disclosure Package and the Final Memorandum and except as could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, none of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries.  Except as disclosed in the Disclosure Package and the Final Memorandum and except as could not, singly or in the aggregate, have a material adverse effect on the financial condition, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, none of the following events has occurred or is reasonably likely to occur:  (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment.  For purposes of this Section 1(ff), the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(kk)                          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, (i) to comply with Section 402 (relating to loans) and Sections 302 and 906 (relating to certifications) of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) or (ii) to comply in all material respects with any of the other provisions of the Sarbanes-Oxley Act.

(ll)                                  Except as disclosed in the Disclosure Package and the Final Memorandum, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, while acting on behalf of the Company or its Subsidiaries, has taken any action, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with the Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010.  No part of the proceeds of the offering will be used by the Company or any of its Subsidiaries, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(mm)                  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)                          Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries (i) is, or is controlled or 50% or more owned by, an individual or entity that is currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”),  (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) in violation of applicable law (for the avoidance of doubt, the Sanctioned Countries at the date of this Agreement are Cuba, Iran, North Korea, Sudan, Crimea and Syria) or (iii) will use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities or business of or with a Sanctioned Person or in a Sanctioned Country in any manner that would result in a violation of any Sanctions by any party to this Agreement (including the Initial Purchasers).

(oo)                          Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its Subsidiaries have any plans to have dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries, in each case in any manner that would result in a violation of any Sanctions by any party to this Agreement (including the Initial Purchasers).

(pp)                          Neither the Issuer, the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity either from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of England or Wales.

(qq)                          The statistical, industry-related and market-related data included in the Disclosure Package and the Final Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(rr)                                There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person which is required by the Act to be disclosed in a registration statement on Form S-1 which have not been disclosed in the Disclosure Package and the Final Memorandum.

(ss)                              The Issuer is a public limited company incorporated and validly existing under Jersey law and since incorporation, (i) it has been in continuous existence, (ii) it has not traded or carried on any business or activity of any nature, save for any activities required in connection with its incorporation or any activities required in order to give effect to the terms of the Transaction Documents and the transactions contemplated therein, (iii) it has not entered into, and is not party to, any arrangements, agreements or deeds other than an equity loan agreement between the Issuer and the Company entered into on 2 December 2016 and any arrangements, agreements and deeds in connection with the transactions contemplated by the Transaction Documents or in connection with its incorporation, corporate administration or its opening of any bank account, or (iv) it has not incurred any liabilities other than those incurred in connection with its paid-up share capital, those imposed on the Issuer by virtue of its incorporation, or under the Transaction Documents, the corporate administration agreement (if any) entered into with Mourant Ozannes Corporate Services (Jersey) Limited or in relation to the transactions contemplated by such agreements, general corporate administration costs and the opening of a bank account.

(tt)                                The Issuer is, and has been from its inaugural board meeting, resident in the United Kingdom and nowhere else for United Kingdom tax purposes.

(uu)                          No register of shares or securities of the Issuer is located or kept in the United Kingdom by or on behalf of the Issuer.

(vv)                          Except for any claim, charge (whether legal or equitable and whether fixed or floating), mortgage, security, lien, pledge, option, equity, restriction or power of sale, assignment, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing (each an “Encumbrance”) created by the organizational documents of the Issuer, there will be no Encumbrance over or in relation to any Exchangeable Preference Shares as of the date of allotment and issue of such shares.

(ww)                      The directors of the Issuer shall have due authority to allot the applicable Exchangeable Preference Shares upon any exchange of the Securities pursuant to the terms of the Indenture, and such shares, when allotted and issued in accordance with the Indenture, will have been duly and validly allotted and issued, and the issuance of such Exchangeable Preference Shares, if any, will not be subject to any preemptive or similar rights.

(xx)                          The Company believes that it was not a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

In addition, any certificate signed by any officer of the Issuer or the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer or the Company, as to matters covered thereby, to each Initial Purchaser.

2.                                      Purchase and Sale.

(a)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 97.25% of the principal amount thereof, plus accrued interest, if any, from December 12, 2016 to the Closing Date, the aggregate principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule II hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to the aggregate principal amount of Option Securities set forth in Schedule I hereto at the same purchase price as the Initial Purchasers shall pay for the Firm Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Memorandum upon written notice by the Representatives to the Issuer setting forth the aggregate principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the applicable Settlement Date.  The aggregate principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total aggregate principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to ensure that the Option Securities are not issued in minimum denominations of less than $1,000 or whole multiples thereof.

3.                                      Delivery and Payment.  Delivery of and payment for the Firm Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Firm Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer.  Delivery of the Firm Securities and the Option Securities to the Initial Purchasers pursuant to this Agreement shall be made through the facilities of DTC, unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised with respect to any Option Securities, the Issuer will deliver such Option Securities (at the expense of the Issuer) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) (any such date, a “Settlement Date”) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer.

4.                                      Offering by Initial Purchasers.

(a)                                 Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United

States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b)                                 Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i)                                     it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except in the case of sales to those it reasonably believes to be “qualified institutional buyers” as permitted by Rule 144A under the Act;

(ii)                                  neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of General Solicitation, other than any General Solicitation  included in Schedule V hereto;

(iii)                               in connection with each sale pursuant to Section 4(b)(i), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv)                              it has only communicated or caused to be communicated and will only communicate or cause to be communicated in the United Kingdom any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(v)                                 it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(vi)                              in relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it is permitted to have made and may make an offer to the public in that Relevant Member State of any Securities at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)                               to legal entities which are  qualified investors as defined in the Prospectus Directive;

(B)                               to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer;

(C)                               in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

5.                                      Agreements.  The Issuer and the Company agree, jointly and severally, with the several Initial Purchasers that:

(a)                                 The Issuer and the Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c), as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)                                 The Issuer and the Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto.

(c)                                  The Issuer and the Company will not amend or supplement the Disclosure Package or the Final Memorandum and any information incorporated by reference therein without the prior written consent of the Representatives (not to be unreasonably withheld, conditioned or delayed).

(d)                                 If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company promptly will (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to you in such quantities as you may reasonably request.

(e)                                  Without the prior written consent of the Representatives, each of the Issuer and the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(f)                                   The Issuer and the Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer or the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                  Each of the Issuer and the Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

(h)                                 None of the Issuer, the Company, each of their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers as to whom no covenant is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i)                                     None of the Issuer, the Company, each of their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers as to whom no covenant is made) will engage in any General Solicitation, other than any General Solicitation in respect of which the Representatives have given their prior written consent; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the General Solicitation included in Schedule V hereto.

(j)                                    The Issuer and the Company will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(k)                                 Each of the Securities and the Ordinary Shares issuable upon exchange of the Securities, if any, will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(l)                                     During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Final Memorandum, the Issuer and the Company will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Issuer and the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives, except that (A) the Issuer and the Company may issue the Securities, the Issuer may issue Exchangeable Preference Shares upon exchange of the Securities in accordance with the terms of the Indenture, and the Company may issue Ordinary Shares upon transfer of Exchangeable Preference Shares to the Company in accordance with the terms thereof, (B) the Company may grant awards under, and issue and sell Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares pursuant to, any existing long-term incentive plan, employee option plan, stock ownership plan, dividend reinvestment plan or other similar plan in effect as of the date of this Agreement and disclosed in the Disclosure Package and the Final Memorandum, and (C) the Company may issue or deliver Ordinary Shares issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding as of the date of this Agreement or issued pursuant to clause (B).

(m)                             The Issuer and the Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to constitute or which would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer or the Company to facilitate the sale or resale of the Securities.

(n)                                 The Issuer will reserve and keep available at all times, free of preemptive rights, the full number of Exchangeable Preference Shares issuable upon exchange of the Securities.  Any Ordinary Shares, when issued by the Company and delivered to holders of the Securities upon delivery of Exchangeable Preference Shares as provided in the Indenture, will be validly issued, fully paid and free of preemptive and similar rights, and will conform to the description of the Ordinary Shares in the Disclosure Package and Final Memorandum.

(o)                                 Between the date hereof and the Closing Date, the Issuer and the Company will not do or authorize any act or thing that would result in an adjustment of the exchange price with respect to the Securities as set forth in the Final Memorandum.

(p)                                 The Company shall use its commercially reasonable efforts to cause the Securities to be approved for listing on the Channel Islands Securities Exchange (or any other securities exchange upon which the Securities, in the discretion of the Company) prior to the first interest payment date under the Notes.

(q)                                 The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction of the Preliminary Memorandum, the Final Memorandum, the final term sheet with respect to the Securities, the materials included or incorporated by reference in the Disclosure Package and the Final Memorandum, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of the Preliminary Memorandum, the Final Memorandum, copies of the materials included or incorporated by reference in the Disclosure Package and the Final Memorandum and, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any Transfer Taxes, in connection with the original issuance and sale of the Securities to the Initial Purchasers (in the manner described herein) through the facilities of DTC; (iv) the printing (or reproduction) and delivery of the Transaction Documents, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the listing of the Securities on the Channel Islands Securities Exchange (or any other securities exchange upon which the Securities are listed, in the discretion of the Company); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers (not to exceed $10,000 in the aggregate) relating to such registration and qualification) or the provincial securities laws of Canada and preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto and advising the Initial Purchasers of such qualifications, registrations and exemptions; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the costs and expenses of any transfer agent or registrar; (x) all costs and expenses in connection with performance of the Transaction Documents (other than this Agreement) and consummation of the transactions contemplated thereby, including but not limited to such costs and expenses related to the formation and incorporation of the Issuer; and (xi) all other costs and expenses required in connection with the performance by the Issuer and the Company of each of their respective obligations hereunder or under any of the other Transaction Documents.  It is understood, however, that, except as provided in this Section 5(q) or Sections 7 or 8 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees and expenses of counsel to the Initial Purchasers and any advertising expenses incurred in connection with the offering and sale of the Securities.  For the avoidance of doubt, the Issuer and the Company shall not be liable under this Section 5(p) (x) to the extent that the relevant cost or expense has been recovered under any of the other Transaction Documents or (y) for net income taxes payable by any Initial Purchaser on commissions, initial purchaser discount or any other fees.

(r)                                    The Issuer will execute and file with the U.S. Internal Revenue Service a Form 8832, electing to be treated as a disregarded entity for U.S. federal income tax purposes, with such election to take effect no later than the Closing Date.

(s)                                   The Company will, to the extent necessary to comply with Section 6.03 of the Fourth Amended and Restated Credit Agreement, dated May 7, 2013, by and among the Company and Pride International, Inc., as borrowers, Citibank, N.A., as administrative agent, and the lenders named therein (as amended, modified and supplemented as of the date of this Agreement, the “Credit Agreement”), use the net proceeds of the offer, issuance and sale of the Securities as provided in this Agreement to refinance or replace existing indebtedness of the Company and its subsidiaries pursuant to clause (k) of the definition of “Permitted Debt” in Section 1.01 of the Credit Agreement.

6.                                      Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, on the Closing Date or the applicable Settlement Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Company contained herein as of the Execution Time and as of the Closing Date or such Settlement Date, as the case may be, to the accuracy of the statements of the Issuer and the Company made in any certificates pursuant to the provisions hereof as of the Closing Date or such Settlement Date, to the performance by the Issuer and the Company of each of their respective obligations hereunder and to the following additional conditions:

(a)                                 The Company shall have requested and caused (i) Baker Botts L.L.P., U.S. counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date or such Settlement Date, as the case may be, and addressed to the Initial Purchasers, substantially in the form attached hereto as Annex A, (ii) Slaughter and May, U.K. counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date or such Settlement Date, as the case may be, and addressed to the Initial Purchasers, substantially in the form attached hereto as Annex B and (iii) Mourant Ozannes, special Jersey counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date or such Settlement Date, as the case may be, and addressed to the Initial Purchasers, substantially in the form attached hereto as Annex C.

(b)                                 The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date or such Settlement Date, as the case may be, and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Transaction Documents, the Disclosure Package, the Final Memorandum (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c)                                  The Issuer and the Company shall have furnished to the Representatives a certificate of the Company, signed by the principal executive or financial officer and the principal accounting officer or another executive officer of the Company, dated the Closing Date or such Settlement Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, as well as any Additional

Written Information and each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Issuer and the Company in this Agreement are true and correct on and as of the Closing Date or such Settlement Date with the same effect as if made on the Closing Date or such Settlement Date and the Company has complied with all the agreements set forth herein and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such Settlement Date, in all material respects; and

(ii)                                  since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(d)                                 The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time, at the Closing Date and at each such Settlement Date, comfort letters, dated respectively as of the Execution Time, as of the Closing Date and as of such Settlement Date, in form and substance reasonably satisfactory to the Representatives.

(e)                                  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the comfort letters referred to in Section 6(d) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f)                                   Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Company or any of its debt by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act) or any notice given of any intended, or except with respect to the Company’s receipt of notice of a negative watch, potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(g)                                  Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from (i) each officer

(as defined in Rule 16a-1(f) of the rules and regulations under the Exchange Act) of the Company and (ii) each director of the Company.

(h)                                 60,571,200 Number of Ordinary Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance and evidence of satisfactory distribution.

(i)                                     As of the Closing Date or any Settlement Date, as the case may be, the Issuer Articles shall have been duly adopted, and each other Transaction Document shall have been executed and delivered by each of the Issuer and the Company (to the extent party thereto).

(j)                                    Prior to the Closing Date or such Settlement Date, as the case may be, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date or such Settlement Date, as the case may be, by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, at 450 Lexington Avenue, New York, NY 10017, on the Closing Date or such Settlement Date, as the case may be.

7.                                      Reimbursement of Initial Purchasers’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.

(a)                                 Each of the Issuer and the Company, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser, each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Act and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law, the laws of England and Wales or Jersey or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

arise out of, are based upon or are in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, any Additional Written Information, any General Solicitation, or any other written information used by or on behalf of the Issuer or the Company in connection with the offer or sale of the Securities or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 23 hereof.  This indemnity agreement will be in addition to any liability which the Issuer and the Company may otherwise have.

(b)                                 Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Issuer and the Company, each of their respective directors, officers, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity in Section 8(a)(i), but only with reference to written information relating to such Initial Purchaser furnished to the Issuer or the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 23 hereof.  This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or (b) unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or (b).  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  Subject to the immediately preceding sentence, an indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any proceeding effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

(d)                                 In the event that the indemnity provided in Section 8(a), (b) or (c) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer and the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer or the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the initial purchaser discount applicable to the Securities purchased by such Initial Purchaser hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer or the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Issuer and the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total initial purchaser discounts.  Relative fault shall be determined by reference to, among other things, (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, and (ii) whether any loss or liability incurred by the Initial Purchasers arose from or was in connection with the Company’s or the Issuer’s performance or failure to perform under the Transaction Documents.  The Issuer, the Company and the Initial Purchasers

agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act, each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d).

9.                                      Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date or Settlement Date, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the

Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Company and each of their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469.; and (ii) HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York, 10018, Attention: Transaction Management Group (Facsimile Number 1-212-525-0238); or, if sent to the Company, will be mailed, delivered or telefaxed to Jonathan H. Baksht, Chief Financial Officer, 6 Chesterfield Gardens, London W1J5BQ, England, United Kingdom (fax no.: 44 0 207 409 0399) and confirmed to Michael T. McGuinty, Senior Vice President, General Counsel and Secretary, 6 Chesterfield Gardens, London W1J5BQ, England, United Kingdom (fax no.: 44 0 207 409 0399) with a copy to Baker Botts L.L.P., 910 Louisiana Street, Houston, TX 77002, Attention:  Tull Florey (fax no.: (713) 229-2779).

13.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               No Fiduciary Duty.  The Issuer and the Company hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Company, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principals and not as agents or fiduciaries of the Issuer or the Company and (c) the Issuer’s and Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuer and the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters).  Each of the Issuer and the Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                               Waiver of Jury Trial.  The Issuer and the Company hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.                               Submission to Jurisdiction; Service of Process.  Each of the Issuer and the Company hereby irrevocably and unconditionally (i) submits, for itself and for its property, to the exclusive jurisdiction of the United Stated District Court for the Southern District of New York or, if that federal court lacks subject matter jurisdiction, the Commercial Division of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or in any way relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, (ii) agrees that it will not assert any claim, or in any way support any suit, action or proceeding, arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, other than in such courts, (iii) agrees that all suits, claims, actions or proceedings related to this Agreement or the transactions contemplated hereby shall be heard and determined only in such courts, (iv) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and (v) agrees that a final judgment of such courts shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Each of the Issuer and the Company agrees that service of any process, summons, notice or document by registered mail addressed to the Issuer or the Company, respectively, c/o Michael T. McGuinty, Senior Vice President, General Counsel and Secretary, 6 Chesterfield Gardens, London W1J5BQ, England, United Kingdom shall be effective service of process against the Issuer or Company, respectively, for any suit, action or proceeding relating to any dispute related to this Agreement or the transactions contemplated hereby.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable requirements of law. To the extent that either of the Issuer or the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Issuer and the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

19.                               Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder, or in connection with the transactions contemplated in this document, in dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures, the parties could purchase (and remit in New York City) dollars with such other currency on the business day preceding that on which final judgment is given.  Each of the Issuer’s and the Company’s obligation in respect of any sum due hereunder or in connection with the transactions contemplated in this document shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the business day following their receipt of any sum adjudged to be so due in such other currency, the parties may, in accordance with normal banking procedures, purchase (and remit in New York City) dollars with such other currency; if the dollars so purchased and remitted are less than the sum originally due to the Initial Purchasers or any other indemnified party in dollars, each of the Issuer and the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant payee against such loss, and if the dollars so purchased exceed the sum originally due in dollars, such excess shall be remitted to the Issuer or the Company, respectively.

20.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

22.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Additional Written Information” shall mean any writings used by or on behalf of the Issuer or the Company in connection with the offer or sale of the Securities or supplement thereto, including those identified in Schedules III(a) and (b) hereto.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) any Issuer Written Information identified in Schedule III(a) hereto, and (iii) the final term sheet prepared pursuant to Section 5(b) hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package, including those identified in Schedule III(a) hereto.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“road show” shall mean a road show as defined in Rule 433.

“Subsidiary” shall mean each person in which the Company has a direct or indirect majority equity or voting interest, including without limitation the Issuer.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

23.                               Information Provided by the Initial Purchasers.  The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution”, (A) the list of Initial Purchasers and their respective participation in the sale of the Securities, (B) the second sentence in the fourth paragraph related to securities dealers discount and (C) the statements set forth in the paragraphs under the heading “Short Positions and Stabilizing Purchasers” in any Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the several Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Company and the several Initial Purchasers.

Very truly yours,

ENSCO JERSEY FINANCE LIMITED

By:	/s/ Jonathan P. Cross
Name: Jonathan P. Cross
Title: Director

Very truly yours,

ENSCO PLC

/s/ Jonathan Baksht
Name: Jonathan Baksht
Title: Senior Vice President and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jason Howard
Name: Jason Howard
Title: Director

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

For themselves and the other
several Initial Purchasers, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Purchase Agreement dated December 6, 2016

Representatives:  Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.

Title, Purchase Price and Description of Securities:

Title:	3.00% Exchangeable Senior Notes due 2024

Principal Amount of Firm Securities to be sold by the Issuer:	$750,000,000

Principal of Option Securities to be sold by the Issuer:	$112,500,000

Purchase Price:	97.25%

Closing Date, Time and Location:	December 12, 2016 at 9:30 a.m., New York City time, at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017

Schedule I-1

SCHEDULE II

Initial Purchasers	Aggregate Principal Amount of Firm Securities to be Purchased	Maximum Aggregate Principal Amount of Option Securities to be Purchased
Citigroup Global Markets Inc.	$195,000,000	$29,250,000
HSBC Securities (USA) Inc.	172,500,000	25,875,000
BNP Paribas Securities Corp.	127,500,000	19,125,000
Deutsche Bank Securities Inc.	127,500,000	19,125,000
DNB Markets, Inc.	127,500,000	19,125,000
Total	$750,000,000	$112,500,000

Schedule II-1

SCHEDULE III

(a)                                 Schedule of Issuer Written Information:

1.                                      Final Term Sheet in the form attached Schedule IV hereto.

(b)                                 Schedule of Additional Written Information:

1.                                      Investor Presentation, dated December 2016.

Schedule III-1

SCHEDULE IV

[Final Term Sheet]

PRICING TERM SHEET	STRICTLY CONFIDENTIAL
Dated December 6, 2016

Ensco Jersey Finance Limited

$750,000,000 3.00% Exchangeable Senior Notes due 2024

Guaranteed on a senior unsecured basis by Ensco plc

The information in this pricing term sheet supplements Ensco Jersey Finance Limited’s preliminary offering circular, dated December 6, 2016 (the “Preliminary Offering Circular”), and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Circular, including all documents incorporated by reference therein.

The total size of this offering has been increased from $650,000,000 to $750,000,000. The net proceeds received from the increase of $100,000,000 will be used to repurchase or refinance debt of Ensco plc or its subsidiaries, and for general corporate purpose as set forth under “Use of Proceeds” in the Preliminary Offering Circular. As a result of the increase, total debt and total capitalization as set forth under “Capitalization” in the Preliminary Offering Circular, based on the use of proceeds described therein, will increase by the amount of the increased debt. Other corresponding changes will be made where applicable throughout the Preliminary Offering Circular.

Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Circular. All references to dollar amounts are references to U.S. dollars.

Issuer:	Ensco Jersey Finance Limited, a company incorporated under the laws of Jersey and a wholly owned subsidiary of Ensco (“Issuer”).

Guarantor:	Ensco plc, a public limited company incorporated under the laws of England and Wales (“Ensco”).

Notes:	3.00% Exchangeable Senior Notes due 2024 (the “Notes”)

Guarantee:	The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Ensco (the “Guarantee”).

Notes Offered:	$750,000,000 aggregate principal amount of Notes (plus up to an additional $112,500,000 principal amount if the initial purchasers exercise their 30-day option to purchase additional Notes).

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Maturity:	January 31, 2024, unless earlier repurchased, redeemed or exchanged.

Interest Rate:	3.00% per year. Interest will accrue from the Settlement Date and will be payable semiannually in arrears on January 31 and July 31 of each year, beginning on July 31, 2017.

Interest Record Date:	January 15 and July 15 of each year, immediately preceding any January 31 or July 31 interest payment date, as the case may be.

Trade Date:	December 7, 2016.

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Settlement Date:	December 12, 2016.

Class A Ordinary Shares:	Class A ordinary shares of Ensco, par value $0.10 per share.

Ticker/Exchange for Class A Ordinary Shares:	“ESV”/The New York Stock Exchange (“NYSE”)

NYSE Last Reported Sale Price on December 6, 2016:	$10.58 per Class A Ordinary Share

Initial Exchange Rate:	71.3343 Class A Ordinary Shares per $1,000 principal amount of Notes.

Initial Exchange Price:	Approximately $14.02 per Class A Ordinary Share.

Exchange Premium:	Approximately 32.50% above the NYSE Last Reported Sale Price on December 6, 2016.

No Optional Redemption or Sinking Fund:

The Notes may not be redeemed by the Issuer except in the event of certain tax law changes as described under “Description of Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction” in the Preliminary Offering Circular. In addition, no sinking fund is provided for the Notes, which means that the Issuer is not required to redeem or retire the Notes periodically.

Tax Redemption:

If certain changes in the law of any relevant Tax Jurisdiction (as defined in “Description of Notes—Additional Amounts” in the Preliminary Offering Circular) become effective that would impose withholding taxes on payments on the Notes, the Issuer may redeem the Notes in whole, but not in part, at a tax redemption price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the tax redemption date and all Additional Amounts (as defined in “Description of Notes” in the Preliminary Offering Circular), if any, which otherwise would be payable to the date of tax redemption. Upon the Issuer giving notice of a tax redemption, a holder may elect not to have its notes redeemed, in which case the holder would not be entitled to receive any Additional Amounts with respect to its notes after the redemption date. See “Description of Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction” in the Preliminary Offering Circular.

Additional Amounts:

If any deduction or withholding for, or on account of, any Taxes (as defined in “Description of Notes—Additional Amounts” in the Preliminary Offering Circular) imposed by any Tax Jurisdiction will at any time be required to be made from any payments made under or with respect to the Notes, subject to certain exceptions, the Issuer will pay such Additional Amounts as may be necessary in order that the net amounts received in respect of such payments by each holder after such withholding or deduction (including any such deduction or withholding in respect of Additional Amounts) will equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction. See “Description of Notes—Additional Amounts” in the Preliminary Offering Circular.

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Fundamental Change:

If a “fundamental change” (as defined in “Description of Notes—Fundamental Change Permits Holders to Require the Issuer to Repurchase Notes” in the Preliminary Offering Circular) occurs, subject to certain conditions, holders may require the Issuer to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or integral multiples of $1,000 thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require the Issuer to Repurchase Notes” in the Preliminary Offering Circular.

Use of Proceeds:

The Issuer expects the net proceeds from this offering to be approximately $728.2  million, or approximately $837.6 million if the initial purchasers exercise their option to acquire additional Notes in full, in each case after deducting the estimated initial purchaser discount and estimated offering expenses payable by the Issuer. The Issuer and Ensco expect to use the net proceeds of this offering, and any proceeds from the exercise of the initial purchasers’ option to acquire additional notes and to fund the cash portion of the purchase price of the Exchange Offer Notes in the Exchange Offers. If the Exchange Offers are not consummated or the net proceeds from this offering exceed the total cash consideration payable in the Exchange Offers, the Issuer and Ensco intend to use the remaining net proceeds from this offering to repurchase or refinance other debt of Ensco or Ensco’s subsidiaries and for general corporate purposes. See “Use of Proceeds” in the Preliminary Offering Circular.

Concurrent Exchange Offers:

Concurrently with this offering, Ensco is conducting exchange offers (the “Exchange Offers”) for any or all of the entire (i) $683.1 million outstanding principal amount of the 4.70% Senior Notes due 2021 (the “2021 Notes”) issued by Ensco, (ii) $438.0 million outstanding principal amount of the 8.50% Senior Notes due 2019 (the “2019 Notes”) issued by Pride International, Inc., a wholly owned subsidiary of Ensco (“Pride”) and (iii) $680.8 million outstanding principal amount of the 6.875% Senior Notes due 2020 issued by Pride (the “2020 Notes” and, together with the 2021 Notes and the 2019 Notes, the “Exchange Offer Notes”).

Joint Book-Running Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. DNB Markets, Inc.

CUSIP Number (144A):	29359W AA3

ISIN (144A):	US29359WAA36

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Listing:

The Issuer intends to apply for listing of the Notes on the Channel Islands Securities Exchange or another exchange selected by the Issuer. If such listing is obtained, the Issuer will have no obligation to maintain such listing, and the Issuer may delist the Notes and list the Notes on another exchange in its discretion at any time.

Increase in Exchange Rate upon Exchange upon a Make-Whole Fundamental Change:

The following table sets forth the number of additional shares by which the Exchange Rate will be increased per $1,000 principal amount of Notes for exchanges in connection with a make-whole fundamental change for each “stock price” and “effective date” set forth below:

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	Stock Price
Effective Date	$10.58	$11.00	$12.00	$13.00	$14.02	$15.00	$17.50	$20.00	$25.00	$30.00	$50.00	$100.00
December 12, 2016	23.1837	21.8073	18.9850	16.6754	14.7240	13.1493	10.0937	7.9625	5.2480	3.6393	1.0228	0.0000
January 31, 2018	23.1837	21.5145	18.5742	16.1862	14.1840	12.5813	9.5086	7.4030	4.7788	3.2623	0.8784	0.0000
January 31, 2019	23.1837	21.2727	18.1717	15.6754	13.6034	11.9600	8.8583	6.7800	4.2620	2.8543	0.7296	0.0000
January 31, 2020	23.1837	21.0500	17.7267	15.0831	12.9151	11.2167	8.0771	6.0375	3.6632	2.3953	0.5792	0.0000
January 31, 2021	23.1837	20.7691	17.1383	14.2931	11.9964	10.2293	7.0600	5.0945	2.9404	1.8667	0.4288	0.0000
January 31, 2022	23.1837	20.3045	16.2250	13.0915	10.6255	8.7793	5.6331	3.8325	2.0532	1.2617	0.2804	0.0000
January 31, 2023	23.1837	19.5409	14.6658	11.0377	8.3153	6.3960	3.4851	2.1085	1.0188	0.6207	0.1416	0.0000
January 31, 2024	23.1837	19.1527	11.9075	5.5885	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                  If the stock price is greater than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Circular), no additional shares will be added to the exchange rate.

•                  If the stock price is less than $10.58 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Circular), no additional shares will be added to the exchange rate.

Notwithstanding the foregoing, in no event will the exchange rate per $1,000 principal amount of Notes exceed 94.5180 Class A Ordinary Shares, subject to adjustment in the same manner as the exchange rate as set forth under “Description of Notes—Exchange Rights—Exchange Rate Adjustments” in the Preliminary Offering Circular.  In addition, unless and until Ensco obtains, in accordance with the listing standards of the NYSE, shareholder approval to issue upon exchange of the notes more than 19.99% of the number of Class A Ordinary Shares outstanding as of the date of the Preliminary Offering Circular, the number of Class A Ordinary Shares, if any, deliverable upon exchange of the notes will not exceed the exchange share cap (as defined in the Preliminary Offering Circular).  See  “Description of Notes—Exchange Rights—Exchange Share Limitations” in the Preliminary Offering Circular.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes, the Guarantee and the Class A Ordinary Shares, if any, issuable upon exchange of the Notes have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws.  The Notes, the Guarantee and the Class A Ordinary Shares, if any, issuable upon exchange of the Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Notes are only being offered and will only be issued to “qualified institutional buyers” as defined in Rule 144A under the Securities Act. Please see “Transfer Restrictions” in the Preliminary Offering Circular.

Schedule IV-1

A copy of the Preliminary Offering Circular for the offering of the Notes may be obtained by contacting: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department; HSBC Securities (USA) Inc., Attn: Prospectus Department, 452 Fifth Avenue, New York, New York, 10018, telephone (877) 429-7459, or email ny.equity.syndicate@us.hsbc.com.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Schedule IV-2

SCHEDULE V

Schedule of Written General Solicitation Materials

1.              None.

Schedule V-1

Exhibit A

Ensco plc

Form of Lock-up Agreement

December 6, 2016

Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York, 10018

Re:  Ensco plc — Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Purchase Agreement (the “Purchase Agreement”) on behalf of the several Initial Purchasers named in such agreement (collectively, the “Initial Purchasers”), with Ensco plc, a public limited company organized under the laws of England and Wales (the “Company”) and Ensco Jersey Finance Limited, a company organized under the laws of Jersey (the “Issuer”) and a wholly-owned subsidiary of the Company, providing for the offering of the Issuer’s Exchangeable Senior Notes due 2024 (the “Securities”). The Securities are exchangeable at the option of the holders thereof.  Upon exchange of $1,000 principal amount of Notes, the Issuer will deliver one exchangeable redeemable preference share of the Issuer with a par value of $0.0000001 and a paid-up value of $1,000 (an “Exchangeable Preference Share”) to be issued in accordance with the Articles and Memorandum of Association of the Issuer in effect as of the Closing Date, which Exchangeable Preference Shares will be guaranteed by the Company pursuant to a Deed Poll by the Company in favor of the holders of Exchangeable Preference Shares to be dated the Closing Date.  Upon issuance, each Exchangeable Preference Share will be immediately transferred, without any action on the part of the exchanging holder, to the Company in consideration for the Company’s payment or delivery, as the case may be, to the holder thereof of (i) cash, (ii) Class A ordinary shares, par value $0.10 per share (the “Shares”), of the Company or (iii) a combination thereof, at the Company’s election.

In consideration of the agreement by the Initial Purchasers to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any

Exhibit A-1

options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. In addition, the undersigned agrees that it will not, during the Lock-Up Period, publicly disclose the intention to engage in any of the foregoing transactions, or make any demand for or exercise any right with respect to the registration of any of the Undersigned’s Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the Final Memorandum used to sell the Shares (the “Public Offering Date”) pursuant to the Purchase Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein and provided further that no public announcement or filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or voluntarily made in connection with such transfer, (ii) to any member of the immediate family of the undersigned provided that (A) the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein, (B) any such transfer shall not involve a disposition for value, and (C) no public announcement or filing under the Exchange Act shall be required or voluntarily made in connection with such transfer, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (A) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (B) any such transfer shall not involve a disposition for value, and (C) no public announcement or filing under the Exchange Act shall be required or voluntarily made in connection with such transfer, (iv) to an entity controlled by the undersigned provided that (A) the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein and (B) no public announcement or filing under the Exchange Act shall be required or voluntarily made in connection with such transfer, (v) pursuant to the laws of testamentary or intestate descent, (vi) to the Company for the primary purpose of paying the exercise price of options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of securities (including long-term incentive plan awards, options and warrants), in each case pursuant to any long-term incentive plan, stock ownership plan or other similar plan in effect as of the date hereof and disclosed in the Disclosure Package and the Final Memorandum; provided that no public announcement or filing under the Exchange Act shall be required or voluntarily made in connection with such transfer other than any required filing under the Exchange Act that indicates by footnote disclosure or otherwise the nature of such transfer or deemed transfer, or (vii) with the prior written consent of the Representatives on behalf of the Initial Purchasers.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood,

Exhibit A-2

marriage or adoption, not more remote than first cousin.  The undersigned now has, and, except as contemplated by clauses (i) through (vii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

[Name of Shareholder]

Exhibit A-3